Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.	Registration Statement (Form S-8 No. 333-135491) pertaining to the AMCOL International Corporation 2006 Long-Term Incentive Plan,
2.	Registration Statements (Form S-8 Nos. 333-110500, 333-68664 and 333-56017) pertaining to the AMCOL International Corporation 1998 Long-Term Incentive Plan,
3.	Registration Statement (Form S-8 No. 333-00581) pertaining to the AMCOL International Corporation 1993 Stock Plan,
4.	Registration Statement (Form S-8 No. 33-73348) pertaining to the AMCOL International Corporation 1987 Non-Qualified Stock Option Plan,
5.	Registration Statement (Form S-8 No. 33-55540) pertaining to the AMCOL International Corporation Savings Plan,
of our reports dated March 14, 2008, with respect to the consolidated financial statements of AMCOL International Corporation and Subsidiaries, and the effectiveness of internal control over financial reporting of AMCOL International Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Chicago, Illinois
March 14, 2008